                                                                   EXHIBIT 10.18

                   AGREEMENT REGARDING INTELLECTUAL PROPERTY

     This AGREEMENT REGARDING INTELLECTUAL PROPERTY (this "AGREEMENT") is entered into this 15th day of April, 1996, by and among Channell Commercial Corporation, a Delaware corporation (the "COMPANY", which term, unless the context otherwise requires, includes the predecessor, Channell Commercial Corporation, a California corporation), and William H. Channell, Sr., William H. Channell, Jr., Carrie S. Rouveyrol and The Taylor Family Trust (each a "SELLER" and collectively the "SELLERS"), with reference to the following:

     A. The Sellers are the sole and exclusive owners of the patents set forth on Schedule A of Exhibit A attached hereto and hereby incorporated herein by
   ----------    ---------
reference, the inventions disclosed and claimed therein, any letters patent that may be granted for such inventions in the United States and throughout the world, and any and all other intellectual property rights associated therewith, including, without limitation, any trademarks, trade secrets or copyrights related thereto (collectively, the "INTELLECTUAL PROPERTY").

     B. The Company currently uses the Intellectual Property in the operation of its business pursuant to license agreements (collectively, the "LICENSE AGREEMENTS"), which License Agreements require the payment of license fees based on the sale of certain products utilizing the inventions included in the Intellectual Property (the "LICENSE FEES").

     C. The Sellers desire to sell to the Company, and the Company desires to purchase from the Sellers, the Intellectual Property, and each of the parties hereto desires to terminate the License Agreements, in each case subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, each of the parties hereto hereby agrees as follows:

     1.   Purchase and Sale of Intellectual Property.
          ------------------------------------------

          1.1  Agreement to Purchase and Sell.  Subject to the terms and
               ------------------------------
conditions of this Agreement, the Sellers hereby agree to sell, assign and transfer to the Company, and the Company hereby agrees to purchase from the Sellers, all of the right, title and interest in and to the Intellectual Property, for an aggregate purchase price of Three Million One Hundred Thousand Dollars ($3,100,000) (the "PURCHASE PRICE"), which shall be divided among the Sellers as follows:


            William H. Channell, Sr.:                      $1,829,000
            William H. Channell, Jr.:                      $  775,000
            Carrie S. Rouveyrol                            $  248,000
            The Taylor Family Trust:                       $  248,000


          1.2  Closing. The closing of the purchase and sale contemplated hereby
               -------
(the "CLOSING") shall take place at the offices of Irell & Manella LLP, counsel to the Company, located at 333 South Hope Street, Suite 3300, Los Angeles, California 90071, on the business day immediately preceding the closing of the initial public offering of the Company's common stock (the "CLOSING DATE"). The Closing shall occur upon the Sellers' delivery to the Company of an Assignment in substantially the form attached hereto as Exhibit A (the "ASSIGNMENT"), duly
                                             ---------
executed by William H. Channell, Sr. ("MR. CHANNELL"), and such other documents as the Company may reasonably request in order to effect the purchase and sale contemplated hereby, each duly executed by the Sellers, against the Company's payment by check of the Purchase Price to the Sellers in the amounts specified in Section 1.1 above.

     2.   Termination of License Agreements.  Upon the Closing, each of the
          ---------------------------------
License Agreements shall be terminated and deemed of no further force or effect, with the result that no License Fees will be paid or payable to any party after the Closing Date, without regard to whether such License Fees have been accrued by the Company.

     3.   Representations, Warranties and Agreements.
          ------------------------------------------

          3.1  By the Company.  As an inducement for the Sellers to enter into
               --------------
this Agreement and the Assignment, as of the date hereof and as of the Closing Date, the Company represents and warrants as follows:

               3.1.1 This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by limitations on the availability of equitable remedies).

               3.1.2 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any of the terms of the Company's charter or bylaws, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which the Company is a party or by which the Company is bound, or (iii) violate any judgment, order, injunction, decree, statute, rule, law or regulation applicable to the Company.

          3.2  By the Sellers.  As an inducement for the Company to enter into
               --------------
this Agreement, as of the date hereof
and as of the Closing Date, the Sellers hereby represent, warrant and agree as follows:

               3.2.1 Each of this Agreement and the Assignment has been or, as of the Closing Date, will have been duly executed and delivered by each of the Sellers, in the case of this Agreement, and by Mr. Channell, in the case of the Assignment, and constitutes or, upon execution, will constitute a legal, valid and binding obligation of the Sellers, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by limitations on the availability of equitable remedies. Without limitation of the foregoing, the Sellers other than Mr. Channell acknowledge and agree that they hereby authorize and empower Mr. Channell to execute and deliver the Assignment and that such Assignment shall be effective to transfer the entire right, title and interest of all of the Sellers in and to the Intellectual Property, notwithstanding that such Assignment is executed solely by Mr. Channell.

               3.2.2 The execution, delivery and performance of this Agreement and the Assignment and the consummation of the transactions contemplated hereby and thereby will not (i) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which any Seller is a party or by which any Seller is bound, or (ii) violate any judgment, order, injunction, decree, statute, rule, law or regulation applicable to any Seller.

               3.2.3 The Sellers have and, as of the Closing Date, will have full power and right to transfer the Intellectual Property pursuant to the terms of this Agreement and the Assignment. On the Closing Date, the Sellers will transfer the Intellectual Property to the Company free and clear of any liens, claims, security interests or other encumbrances.

               3.2.4 The Intellectual Property represents all of the patents, patent applications and inventions owned by the Sellers or any one of them that are or have been used in the operation of the Company's business prior to the Closing Date, except for any such patents or patent applications that have expired, are unenforceable or have been abandoned.

     4.   Miscellaneous.
          -------------

          4.1  Further Assurances; Power of Attorney.  On or prior to the
               -------------------------------------
Closing Date or thereafter, each of the parties hereto shall execute any and all further documents and writings and perform such other reasonable actions that may be or become necessary or expedient to effectuate the purchase and sale of the Intellectual Property as contemplated hereby. In furtherance thereof, provided that the Company has paid or stands ready to pay the Purchase Price as provided herein, if the Company is unable to secure any Seller's signature on the Assignment or any other documents necessary or desirable in order to consummate the transactions contemplated hereby or by the Assignment, whether because of such Seller's physical or mental incapacity or for any other reason whatsoever, each Seller hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in its behalf and in its name and stead for the purpose of executing and filing the Assignment and any such other documents and taking all other lawfully permitted actions to consummate the transactions contemplated hereby and by the Assignment, with the same legal force and effect as if executed by it.

          4.2  Termination.  Unless the Closing has occurred earlier, this
               -----------
Agreement shall terminate and be of no further force or effect on January 1, 1997.

          4.3  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement among the parties and supersedes all prior agreements, representations, warranties, statements and understandings, whether oral or written, with respect to the subject matter hereof, including, without limitation, each of the License Agreements.

          4.4  Notices.  Any notices or other communications required hereunder
               -------
shall be in writing and shall be delivered by personal service or overnight or certified mail, postage prepaid, to such address as may be designated from time to time by the relevant party, and which initially shall be as follows:

          If to the Company:

               Channell Commercial Corporation
               26040 Ynez Road
               Temecula, California  92591-9022
               Attention: Chief Executive Officer

          If to the Sellers:

               William H. Channell, Sr.
               c/o Channell Commercial Corporation
               26040 Ynez Road
               Temecula, California  92591-9022

          4.5  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the state of California, without giving effect to the conflict of laws provisions thereof.

          4.6  Assignment.  This Agreement shall be binding upon and inure to
               ----------
the benefit of the parties and their respective successors and assigns. This Agreement and the rights and obligations of the parties hereto shall not be assignable by either party hereto without the written consent of the other party hereto.

          4.7  Severability.  The validity, legality or enforceability of the
               ------------
remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

          4.8  Amendments.  None of the terms or provisions of this Agreement
               ----------
shall be modified, waived or amended, except by a written instrument signed by the party against which any modification, waiver or amendment is to be enforced.

          4.9  Captions.  All section titles or captions contained in this
               --------
Agreement or in any schedule annexed hereto or referred to herein are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          4.10  Third Party Beneficiaries.  This Agreement is intended solely
                -------------------------
for the benefit of the parties hereto and shall not be for the benefit of any other party, with the exception that the underwriters in connection with the Company's initial public offering shall be entitled to rely upon the representations and warranties contained in Section 3 hereof.

          4.11 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                    CHANNELL COMMERCIAL CORPORATION,
                    a Delaware corporation



                    By:_____________________________
                       William H. Channell, Jr.,
                       President


                    THE "SELLERS"


                    ________________________________
                    William H. Channell, Sr.


                    ___________________________________
                    William H. Channell, Jr.


                    ___________________________________
                    Carrie S. Rouveyrol


                    THE TAYLOR FAMILY TRUST


                    By:________________________________
                       Michele Taylor, trustee


                    By:________________________________
                       Roy Taylor, trustee

                                   SCHEDULE A
                                   ----------

Patent No.                       Issue Date    Title
- ----------                       ----------    -----

US 5,210,374                      5/11/93      Terminal Housing for Buried
                                               Communication Lines

US Des. 317,908                   7/2/91       All Weather Covering for
                                               Cable Television Equipment

US Des. 315,906                   4/2/91       All Weather Covering for
                                               Cable Television Equipment

US Des. 298,031                   10/11/88     Housing for Electronic
                                               Equipment for Cable
                                               Television Installation

US Des. 267,228                   12/14/82     Wedge Fastener

US 4,255,614                      3/10/81      Method and Apparatus for
                                               Enclosing a Cable Splice

State of California      )
                         ) ss.
County of ____________   )

     On _______________________, before me, _________________, Notary Public, personally appeared William H. Channell, Sr., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.



                         ___________________________________
                         Notary Public


                                      A-4